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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                October 27, 1999



                          COYOTE NETWORK SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


           Delaware                    1-5486                  36-2448698
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                   Identification No.)



               4360 Park Terrace Drive Westlake Village, CA 91361
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                     Address of principal executive offices


                                (818) 735-7600
                         -----------------------------
                         Registrant's Telephone Number,
                               Including area code




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Item 2.  Acquisition or Disposition of Assets.

     On October 27, 1999, pursuant to a Purchase Agreement (the "Agreement") dated September 30, 1999, among Coyote Network Systems, Inc. (the "Company"), American Gateway Telecommunications, Inc. ("AGTI"), Coyote Gateway, LLC (d/b/a American Gateway Telecommunications, "AGT"), PrinVest Corp. ("PVC"), PrinVest Financial Corp. ("PFC"; together with PVC, "PrinVest") and Arnold A. Salinas ("Salinas"), the Company sold its approximately 80% membership interest in AGT to AGT's remaining member, AGTI, which previously held an approximately 20% membership interest in AGT (the "Sale"). AGT sells wholesale international long distance services and has operated at a loss since its formation in March 1998. Apart from their former joint membership of AGT, there is no material relationship between the Company, its affiliates, officers, directors or any associates of the Company's officers and directors and AGTI. The effective date of the Sale is September 30, 1999.

     In consideration for the Sale, the Company will receive, for the next
18 months, a monthly margin participation payment from AGT equal to $0.0025 per minute of telecommunications traffic switched or routed by AGT through AGT's telecommunications network. Pursuant to the terms of the Agreement, AGT will remain directly liable for its $10.2 million credit facility (the "Credit Facility") with PrinVest, whose affiliate owns 53.75 % of AGTI. The Company will be relieved of its obligations under its pledge agreement with PrinVest which secured the Credit Facility and, in connection therewith, PrinVest will return to the Company the 708,692 treasury shares of the Company's common stock which had been pledged by the Company as collateral for the Credit Facility. In addition, as a result of the Sale, the Company will no longer be required to reflect the Credit Facility on its consolidated financial statements and, accordingly, the Company will recognize a gain of $6,209,000 from the Sale. The Company will not receive any immediate cash payments as a result of the Sale.

     In addition, for the next 18 months, the Company shall be the exclusive supplier of telecommunications switches to AGT; AGT shall receive a fifty percent purchase discount on all Company-manufactured switches it purchases from the Company during this time period. Coyote Communications Services, LLC, an affiliate of the Company, shall continue to provide maintenance and technical support services to AGT on a month-to-month renewable basis, pursuant to the parties' existing maintenance and servicing agreement.
The parties negotiated the terms of the Agreement at arms-length.

     The Company will continue to pursue business opportunities in the wholesale international long distance market through its wholly-owned subsidiary, INET Interactive Network System, Inc.


Item 7.   Financial Statements and Exhibits.

          (a) Financial Statements of Businesses Acquired: Not applicable.

          (b) Pro Forma Financial Information: The Company's pro forma financial information will be filed by amendment to this report within 60 days.

          (c) Exhibits

              2 Purchase Agreement, dated September 30, 1999, among the Company, AGTI, AGT, PVC, PFC and Salinas.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    November 12, 1999           COYOTE NETWORK SYSTEMS, INC.


                                      By:  /s/ Brian A. Robson
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                                           Brian A. Robson
                                           Executive Vice President,
                                           Chief Financial Officer and Secretary